                                                                    EXHIBIT 23.2



                     [Letterhead of Huddleston & Co., Inc.]




                                  March 8, 2005



Cal Dive International, Inc.
400 North Sam Houston Parkway East
Suite 400
Houston, TX  77060


                            Re:   Cal Dive International, Inc.
                                  Securities and Exchange Commission Form 10-K
                                  Consent Letter


Gentlemen:

The firm of Huddleston & Co., Inc. consents to the naming of it as experts and to the incorporation by reference of its report letter dated February 10, 2005 concerning the proved reserves as of December 31, 2004 attributable to Energy Resource Technology, Inc. in the Annual Report of Cal Dive International, Inc. on Form 10-K to be filed with the Securities and Exchange Commission.

Huddleston & Co., Inc. has no interests in Cal Dive International, Inc. or in any of its affiliated companies or subsidiaries and is not to receive any such interest as payment for such report and has no director, officer, or employee employed or otherwise connected with Cal Dive International, Inc. We are not employed by Cal Dive International, Inc. on a contingent basis.

                                              Very truly yours,

                                              HUDDLESTON & CO., INC.



                                              By: /s/ B.P. HUDDLESTON
                                                  --------------------------
                                                  B.P. Huddleston, P.E.
                                                  Chairman